Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of TransCode Therapeutics, Inc. of our report dated December 23, 2025, relating to the financial statements of ABCJ, LLC appearing in the Current Report on Form 8-K/A (Amendment No. 3) of TransCode Therapeutics, Inc. dated December 23, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Hong Kong, People's Republic of China

April 30, 2026